Exhibit 1.2

EMBRAER OVERSEAS LIMITED

Debt Securities

Guaranteed by

EMBRAER—EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

TERMS AGREEMENT

October 1, 2009

To: The Underwriters named herein

Ladies and Gentlemen:

Embraer Overseas Limited (the “Company”) agrees to sell to the several Underwriters named in Schedule I hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions attached hereto as Exhibit I (the “Agreement”), the following securities (the “Securities”) on the following terms:

Issuer:	Embraer Overseas Limited
Guarantor:	Embraer – Empresa Brasileira de Aeronáutica S.A.
Title:	6.375% Notes due 2020
Principal Amount:	US$500,000,000
Coupon (Interest Rate):	6.375% per annum
Interest Payment Dates:	Semi-annually on April 8 and October 8 (and on maturity date), commencing on April 8, 2010
Interest Payment Record Dates:	April 1 and October 1
Maturity Date:	January 15, 2020
Yield to Maturity:	6.500%
Spread to Benchmark Treasury:	327.7 basis points
Benchmark Treasury:	3.625% August 15, 2019
Benchmark Treasury Price and Yield:	103.375; 3.223%
Make-Whole Call:	Treasury Rate plus 50 basis points
Settlement Date:	October 8, 2009 (T+5)
Denominations:	US$1,000
Optional Tax Redemption:	For specified changes in Cayman Islands or Brazilian tax laws
Listing:	New York Stock Exchange (application pending)
CUSIP:	29081YAC0
ISIN:	US29081YAC03
Ratings:	Moody’s, Baa3; S&P, BBB-
Public Offering Price:	99.081% of the principal amount, plus accrued interest, if any, from October 8, 2009.
Price to Underwriters:	98.956% of the principal amount, plus accrued interest, if any, from October 8, 2009.

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Registration Statement File Number:	333-162103
Execution Time:	12:00 p.m. (New York City time) on October 1, 2009
Closing:	9:30 a.m. (New York City time) on October 8, 2009, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York.
Bookrunners:	Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated
Managers:	None
Clear Market Period:	From October 1, 2009 to January 8, 2010, the Issuer, the Guarantor and its subsidiaries will not issue, offer or sell non-real denominated debt securities with tenor of more than one year, except for securities that may be issued by EAH – Embraer Aircraft Holding to finance or refinance the construction of service centers and/or an industrial production facility located in the United States.
Indenture:	Indenture to be dated as of October 8, 2009, among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee.
Additional Transaction Documents:	None.
Notice to Underwriters:

Notices to the Underwriters shall be directed to:

Deutsche Bank Securities Inc.

60 Wall St, 5th Floor

New York, NY 10005

Attention: Debt Capital Markets – Syndicate Desk

and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Attention: Debt Syndicate Desk with copy to Legal Department

Underwriter Information:	The first paragraph under the caption “Underwriting—Price Stabilization and Short Positions” in the Disclosure Package and the Final Prospectus.

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

To the extent not superseded or amended by the terms hereof, the provisions of the Underwriting Agreement Basic Provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement Basic Provisions.

This Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantor one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantor and the several Underwriters in accordance with its terms.

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Very truly yours,

EMBRAER OVERSEAS LIMITED

By:	/s/ Luiz Carlos Siqueira Aguiar
Name:	Luiz Carlos Siqueira Aguiar
Title:	Chief Executive Officer

By:	/s/ Cynthia Marcondes Ferreira Benedetto
Name:	Cynthia Marcondes Ferreira Benedetto
Title:	Chief Financial Officer

EMBRAER—EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

By:	/s/ Frederico Pinheiro Fleury Curado
Name:	Frederico Pinheiro Fleury Curado
Title:	Chief Executive Officer

By:	/s/ Luiz Carlos Siqueira Aguiar
Name:	Luiz Carlos Siqueira Aguiar
Title:	Executive Vice-President—Finance and Chief Executive Officer

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES, INC.

By:	/s/ Alberto Aldura
Authorized Signatory

By:	/s/ Carlos Mendoza
Authorized Signatory

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Andrew G. Schrendiman
Authorized Signatory Managing Director

By:
Authorized Signatory

For itself and on behalf of the several Underwriters listed in Schedule I hereto.

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this 1st day of October, 2009, before me, a notary public within and for said county, personally appeared Luiz Carlos Siqueira Aguiar, to me personally known who being duly sworn, did say that he is Chief Executive Officer of EMBRAER OVERSEAS LIMITED, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this 1st day of October, 2009, before me, a notary public within and for said county, personally appeared Cynthia Marcondes Ferreira Benedetto, to me personally known who being duly sworn, did say that she is Chief Financial Officer of EMBRAER OVERSEAS LIMITED, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

State of New York	)
	)	ss.:
County of New York	)

On the 1st day of October in the year 2009 before me, the undersigned, a Notary Public in and for said state, personally appeared Alberto Aldura and Carlos Mendoza, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this 1st day of October, 2009, before me, a notary public within and for said county, personally appeared Andrew G. Schrendiman, to me personally known who being duly sworn, did say that he is Managing Director of MORGAN STANLEY & CO. INCORPORATED, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

SCHEDULE I

Underwriter	Principal Amount

Deutsche Bank Securities, Inc.	US$	250,000,000
Morgan Stanley & Co. Incorporated		250,000,000

Total	US$	500,000,000

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SCHEDULE II

Free Writing Prospectuses included in Disclosure Package

•	Final Term Sheet, dated as of October 1, 2009, relating to the Notes (as filed pursuant to Rule 433 under the U.S. Securities Act of 1933)

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SCHEDULE III

Final Term Sheet

October 1, 2009

Embraer Overseas Limited

US$500,000,000

6.375% Notes due 2020

Issuer:	Embraer Overseas Limited
Guarantor:	Embraer – Empresa Brasileira de Aeronáutica S.A.
Title of Securities:	6.375% Notes due 2020
Public Offering Price:	99.081% of the principal amount
Principal Amount:	US$500,000,000
Coupon (Interest Rate):	6.375% per annum
Interest Payment Dates:	Semi-annually on April 8 and October 8 (and on maturity date), commencing on April 8, 2010
Interest Payment Record Dates:	April 1 and October 1
Maturity Date:	January 15, 2020
Yield to Maturity:	6.500%
Benchmark Treasury:	3.625% August 15, 2019
Spread to Benchmark Treasury:	327.7 basis points
Benchmark Treasury Price and Yield:	103.375; 3.223%
Make-Whole Call:	Treasury Rate plus 50 basis points
Trade Date:	October 1, 2009
Settlement Date:	October 8, 2009 (T+5)
Denominations:	US$1,000
Listing:	New York Stock Exchange (application pending)
CUSIP:	29081YAC0
ISIN:	US29081YAC03
Type of Offering:	SEC registered (No.333-162103)
Joint Bookrunners:	Deutsche Bank Securities Inc. Morgan Stanley & Co. Incorporated
Ratings:	Moody’s, Baa3; S&P, BBB-

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the

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issuer or the guarantor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611 and Morgan Stanley & Co. Incorporated at 1-866-718-1649.

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